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                             KPMG Peat Marwick LLP
                             Suite 2000
                             1211 South West Fifth Avenue
                             Portland, OR 97204



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
Willamette Industries, Inc.:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in accounting related to income taxes and postemployment benefits in 1993.


                             KPMG PEAT MARWICK LLP


June 13, 1996



                                                                    Exhibit 23.1